Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Thomas J. McInerney, Jerome T. Upton and Gregory S. Karawan and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report and any such amendments shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ MELINA E. HIGGINS	February 25, 2026
Melina E. Higgins Non-Executive Chair of the Board

/s/ G. KENT CONRAD	February 25, 2026
G. Kent Conrad Director

/s/ KAREN E. DYSON	February 25, 2026
Karen E. Dyson Director

/s/ JILL R. GOODMAN	February 25, 2026
Jill R. Goodman Director

/s/ HOWARD D. MILLS, III	February 25, 2026
Howard D. Mills, III Director

/s/ ROBERT P. RESTREPO JR.	February 25, 2026
Robert P. Restrepo Jr. Director

/s/ ELAINE A. SARSYNSKI	February 25, 2026
Elaine A. Sarsynski Director

/s/ RAMSEY D. SMITH	February 25, 2026
Ramsey D. Smith Director

/s/ STEVEN C. VAN WYK	February 25, 2026
Steven C. Van Wyk Director